Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE


                                       Client: Alamosa PCS Holdings, Inc.

                                     Contacts: Kendall Cowan, CFO
                                               Alamosa PCS
                                               806-722-1100
                                               kcowan@alamosapcs.com

                                               Ken Dennard, Managing Partner
                                               Easterly Investor Relations
                                               713-529-6600
                                               kdennard@easterly.com




              ALAMOSA PCS COMPLETES $250 MILLION DEBT OFFERING


LUBBOCK, Texas, Feb. 6 /PRNewswire/ -- Alamosa PCS Holdings, Inc. (Nasdaq:
APCS - news) today announced that Alamosa (Delaware), Inc., its wholly owned subsidiary, closed on its notes offering on January 31, 2001 and has received gross proceeds of $250 million of 12.50% Senior Notes due 2011. The offering was a Rule 144A transaction exempt from registration requirements of the Securities Act of 1933. The net proceeds will be used to reduce existing debt and for working capital and general corporate purposes.

These offerings have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.